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      For Immediate Release                       Contact:    John Brine
      ---------------------                                   Stonepath Group
                                                              (212) 254-8280


                    STONEPATH GROUP COMPLETES ACQUISITION OF
                        LEADING LOGISTICS BUSINESS IN PRC

                         GLOBAL EXPANSION PLANS ON TRACK

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PHILADELPHIA, February 10, 2003 - Stonepath Group (AMEX: STG), a global logistics services organization, continued its international expansion today, completing its acquisition of a majority interest in one of the most prominent integrated logistics businesses in the PRC. The acquired business, Shaanxi Sunshine Cargo Services Int'l Co., LTD (Shaanxi), is a Class A freight forwarder headquartered in Shanghai that has been operated by founder and President Mr. Andy Tsai since 1993. Shaanxi reported revenues of $55 million for the ten month period ended October 31, 2003.

Shaanxi provides its clients with a wide-range of customized transportation and logistics services and supply chain solutions including global freight forwarding, warehousing and distribution, shipping services and special freight handling.

"Shaanxi is a very strong addition to the Stonepath organization, broadening our service capabilities, further diversifying our client relationships and significantly expanding our international network in Greater China," said Dennis
L. Pelino, Stonepath Chairman of the Board and CEO. "With Shaanxi and our recent acquisitions in Hong Kong, Singapore and Malaysia, Stonepath is in an excellent position to deliver a broad range of supply-chain strategies to our clients on a global basis and to take advantage of the tremendous demand for integrated logistics services between the U.S. and Asia and other key markets."

Stonepath has agreed to pay up to $11 million for a majority interest in the business, with $5.5 million paid at closing through a combination of $3.5 million cash and $2 million in the value of the Company's common stock. The remainder of the purchase price will be paid through a five year earn-out arrangement of up to $5.5 million based upon Shaanxi achieving annual net income before taxes of $4 million.

To facilitate a smooth transition, the transaction is scheduled to take effect as of March 1, 2004. Additionally, because the Company reports its offshore operations on a one month lag, the earnings impact of the acquisition will first be reflected in Stonepath's consolidated second quarter results. The expected impact of the transaction has been included in the Company's previously provided 2004 guidance of $14 million of EBITDA on $300 million of revenues.



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Mr. Pelino continued, "Shaanxi will continue as a neutral provider of services to the freight forwarding community, while operating a separate division dedicated to the emerging global logistics business of Stonepath Logistics and Shaanxi's existing commercial clientele."

Andy Tsai commented: "We are very pleased to be joining the Stonepath Logistics network. Stonepath is an aggressive, technology-oriented logistics business with significant resources and capabilities in the USA and key international markets. Together, we are in an excellent position to meet the increasing demand for high-quality, integrated logistics services throughout the world and specifically, to and from the Greater China Region."

About Stonepath Group (AMEX:STG)

Stonepath Group (www.stonepath.com) is building a global logistics services organization that integrates established logistics companies with innovative technologies. Through our subsidiaries, Stonepath Logistics offers a full-range of time-definite transportation and solutions. For more information about the Company, please contact John Brine at (212) 254-8280.

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our subsidiaries, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Our estimates of the financial results that may be realized from the acquired business have been developed based upon an analysis of the historic financial statements of the acquired business. We may be caused to adjust our 2004 guidance if the results of operations of the acquired business in 2004 are inconsistent with the historic results provided by the seller of that business. These adjustments could materially effect our 2004 estimates. In addition, past results are not necessarily an indication of future performance. Other factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filings, other public documents, and recent press releases, which can be found on our corporate Web site, www.stonepath.com.




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